NEWS RELEASE For Immediate Distribution	Company Contact: Jackie Cossmon 408-616-7220 ir@XenoPort.com

XenoPort Reports Fourth Quarter and Year-End 2006 Financial Results

SANTA CLARA, CA — February 14, 2007 — XenoPort, Inc. (Nasdaq: XNPT) announced today its financial results for the fourth quarter and year ended December 31, 2006. Revenues for the quarter were $3.1 million, compared to $0.4 million for the same period in 2005. Net loss for the fourth quarter was $18.6 million, compared to a net loss of $11.5 million for the same period in 2005. At December 31, 2006, XenoPort had cash and cash equivalents and short-term investments of $118.9 million.

XenoPort 2006 and Recent Business Highlights
XenoPort has made significant progress in advancing its clinical development programs and meeting its business objectives, including achievement of the following milestones:

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Commenced and completed enrollment in two pivotal Phase 3 clinical trials and initiated enrollment in a third pivotal trial of XP13512 as a potential treatment for patients with restless legs syndrome, or RLS.

•
Completed a successful Phase 2a clinical trial of XP19986, demonstrating a statistically significant reduction in reflux episodes and reflux-associated heartburn symptoms in patients with gastroesophageal reflux disease, or GERD.

•	Developed an optimized formulation of XP19986 that demonstrated the potential for once-a-day dosing in a Phase 1 clinical trial.

•	Generated net proceeds of $73.8 million in a follow-on public offering.

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Entered into an exclusive agreement with GlaxoSmithKline, or GSK, in February 2007 to co-develop and commercialize XP13512 in the United States and other countries worldwide, excluding certain Asian countries previously licensed to Astellas Pharma Inc.

Ronald W. Barrett, Ph.D., chief executive officer of XenoPort, stated, “We believe that our accomplishments in 2006 have positioned the company for future success. In addition, we believe that our recently announced agreement with GSK to develop and commercialize XP13512, which requires government clearance, will provide the necessary resources to implement a worldwide development and commercialization strategy and is potentially transformational in enabling the creation of a XenoPort specialty sales force to promote XP13512, as well as other product candidates that may emerge from our pipeline.”

XenoPort 2007 Milestones
XenoPort plans to release top-line data from its first Phase 3 clinical trial of XP13512 for the treatment of RLS in the second quarter of 2007.

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XenoPort Reports Fourth Quarter and Year-End 2006 Financial Results	Page 2

XenoPort also plans to initiate a repeat-dose, dose-ranging Phase 1 clinical trial of the optimized formulation of XP19986 to further assess its safety, tolerability and pharmacokinetic profile. Following this Phase 1 trial, XenoPort intends to initiate a Phase 2 clinical trial of XP19986 as a potential once-a-day treatment for GERD in the second half of 2007.

XenoPort also intends to complete the necessary preclinical testing of its product candidate for the potential treatment of Parkinson’s disease, XP21279, and plans to file an IND in the second half of 2007.

XenoPort Fourth Quarter and Year-End 2006 Financial Results
Revenues for the fourth quarter of 2006 were $3.1 million, compared to $0.4 million for the same period in 2005. Revenues for the 12 months ended December 31, 2006 were $10.6 million, compared to $4.8 million for the same period in 2005. The increase in fourth quarter revenues was primarily due to recognition of revenue associated with our collaboration with Astellas Pharma Inc. that commenced in December 2005, partially offset by the decrease in revenues associated with conclusion of our research collaboration with Pfizer Inc in November 2005. The increase in revenues for the 12-month period was primarily due to the recognition of revenue from the commencement of our collaboration with Astellas, partially offset by the decrease in revenues associated with the conclusion of our research collaborations with ALZA Corporation in March 2005 and Pfizer in November 2005.

Research and development expenses for the fourth quarter of 2006 were $19.8 million, compared to $8.9 million for the same period in 2005. Research and development expenses for the 12 months ended December 31, 2006 were $65.4 million, compared to $38.7 million for the same period in 2005. The increase in expenses for the quarter and for the 12-month period was primarily due to increased development activities for XP13512, as well as increased personnel costs, including increased non-cash stock-based compensation.

General and administrative expenses were $3.6 million for the fourth quarter of 2006, compared to $3.9 million for the same period in 2005. General and administrative expenses were $14.8 million for the 12 months ended December 31, 2006, compared to $11.0 million for the same period in 2005. The increase for the 12-month period was primarily due to increased personnel costs, including non-cash stock-based compensation, as well as increased professional services.

Net loss and loss applicable to common stockholders for the fourth quarter of 2006 was $18.6 million, compared to $11.5 million for the same period in 2005. Net loss for the 12 months ended December 31, 2006 was $64.3 million, compared to $42.9 million for the same period in 2005. Loss applicable to common stockholders was $64.3 million for the 12 months ended December 31, 2006, compared to $43.9 million for the same period in 2005. Basic and diluted loss per share applicable to common stockholders was $2.91 for the 12 months ended December 31, 2006, compared to $3.69 for the same period in 2005.

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XenoPort Reports Fourth Quarter and Year-End 2006 Financial Results	Page 3

At December 31, 2006, XenoPort had cash and cash equivalents and short-term investments of $118.9 million.

2007 Financial Guidance
XenoPort expects to end 2007 with between $125 million and $135 million in cash and cash equivalents and short-term investments. This guidance assumes planned receipts from Astellas and GSK under the agreements relating to XP13512, assuming clearance of the GSK agreement from the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act.

Conference Call
XenoPort will host a conference call at 5:00 p.m. Eastern Time today. To access the conference call via the Internet, go to www.XenoPort.com. To access the conference call via phone, dial 1-888-275-3514. International callers may access the call by dialing 1-706-679-1417.

The replay of the conference call may be accessed via the Internet, after 8:00 p.m. Eastern Time today, at www.XenoPort.com, or via phone at 1-800-642-1687 for domestic callers or 1-706-645-9291 for international callers. The reference number to enter the call and the replay of the call is 8110611.

About XenoPort
XenoPort, Inc. is a biopharmaceutical company focused on developing a portfolio of internally discovered product candidates that utilize the body’s natural nutrient transport mechanisms to improve the therapeutic benefits of existing drugs. XenoPort’s most advanced product candidate, XP13512, is the subject of a Phase 3 clinical program for the treatment of RLS, and has successfully completed a Phase 2a clinical trial for the management of post-herpetic neuralgia. XenoPort has also reported positive results from a Phase 2a clinical trial of its second product candidate, XP19986, in patients with GERD.

To learn more about XenoPort, please visit the web site at www.XenoPort.com.

Forward-Looking Statements
This press release contains “forward-looking” statements, including, without limitation, all statements related to our future preclinical and clinical development programs for XP13512, XP19986 and XP21279 and the timing thereof; the therapeutic and commercial potential of XP13512, XP19986 and XP21279; financial guidance; future commercialization plans; and the regulatory clearance of the XP13512 agreement with GSK. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “assuming” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements

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XenoPort Reports Fourth Quarter and Year-End 2006 Financial Results	Page 4

as a result of these risks and uncertainties, which include, without limitation, the ability of the company to successfully conduct the clinical trials for XP13512 and XP19986 and preclinical studies for XP21279, and the results thereof; the uncertainty of the FDA approval process and other regulatory requirements; the therapeutic and commercial value of the company’s compounds; and our dependence on GSK for aspects of the development, regulatory approval, manufacturing and commercialization of XP13512. These and other risk factors are discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the Securities and Exchange Commission on November 3, 2006. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

XenoPort is a registered U.S. trademark.

Source code: XNPT2F

-- Financial Tables to Follow --

XENOPORT, INC.

BALANCE SHEETS
(Unaudited, in thousands)

	December 31,	December 31,
	2006	2005

Current assets:
Cash and cash equivalents	$14,857	$22,088
Short-term investments	103,997	69,830
Accounts receivable	2,796	55
Other current assets	1,332	2,461
Total current assets	122,982	94,434
Property and equipment, net	3,532	3,807
Long-term assets and other	2,151	3,667
Total assets	$128,665	$101,908
Current liabilities:
Current liabilities	$20,955	$9,118
Current borrowings	500	714
Total current liabilities	21,455	9,832
Other noncurrent liabilities	23,744	25,754
Noncurrent borrowings	181	680
Stockholders’ equity
Common stock	24	19
Additional paid-in capital and other	287,517	205,566
Accumulated deficit	(204,256)	(139,943)
Total stockholders’ equity	83,285	65,642
Total liabilities and stockholders’ equity	$128,665	$101,908

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XENOPORT, INC.

STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,

	2006	2005	2006	2005

Revenues:
Collaboration revenue	$3,106	$437	$10,606	$4,667
Grant revenue	—	—	—	86
Total revenues	3,106	437	10,606	4,753
Operating expenses:
Research and development*	19,823	8,855	65,434	38,698
General and administrative*	3,639	3,850	14,834	10,989
Total operating expenses	23,462	12,705	80,268	49,687
Loss from operations	(20,356)	(12,268)	(69,662)	(44,934)
Interest income	1,775	795	5,634	2,258
Interest expense	(36)	(46)	(285)	(233)
Net loss	(18,617)	(11,519)	(64,313)	(42,909)
Convertible preferred stock dividends	—	—	—	(969)
Loss applicable to common stockholders	$(18,617)	$(11,519)	$(64,313)	$(43,878)
Basic and diluted loss per share applicable to common stockholders	$(0.76)	$(0.59)	$(2.91)	$(3.69)
Shares used to compute basic and diluted loss per share applicable to common stockholders	24,463	19,363	22,101	11,898

* Includes non-cash stock-based compensation as follows:
Research and development	$755	$199	$2,782	$849
General and administrative	659	224	2,595	1,554
	$1,414	$423	$5,377	$2,403

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